SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT
DATED AS OF FEBRUARY 28, 1999, THE MONEY STORE INVESTMENT CORPORATION
REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR
THE MAY 10, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS		$9,843,680.16
2.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	62,474,733.90
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,918,144.27
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,785,329.99
	(D)	AGGREGATE POOL PRINCIPAL BALANCE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	67,178,208.16
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	5
	(B)	PRINCIPAL BALANCES	639,225.09
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		14,889.86
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		291,427.32
5A.	RECOVERIES ON LIQUIDATED LOANS		0.00
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		537,870.15
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	923.48
8.	DELINQUENCY AND FORECLOSURE INFORMATION (SEE EXHIBIT K)

Page 1 of 7	Series 1999-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	132,758.70
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	11,520.28
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				144,278.98
					1.53468685
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	4,907.40
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	425.69
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				5,333.09
					1.84663781
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	9,400.50
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	815.71
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				10,216.21
					2.43867454
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	879,354.31
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	112,727.29
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				992,081.60
					10.55271242
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	27,042.51
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	3,466.67
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				30,509.18
					10.56412050

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	39,145.45
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	5,018.18
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			44,163.63
				10.54214039
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		4,884,140.14
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		0.00
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		61,482,652.30
				653.98728141
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,887,635.09
				653.61325831
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		2,741,166.36
				654.33390774
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		66,111,453.75
				653.99096058
13.	(A)	EXCESS SPREAD		112,286.58
	(B)	EXTRA INTEREST		203,941.80
	(C)	SPREAD ACCOUNT BALANCE		4,884,140.14
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		5,280,225.44
14.	(A)	WEIGHTED AVERAGE MATURITY		194.315
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		6.965%

Page 3 of 7	Series 1999-1

15.	(A	)	SERVICING FEE FOR THE RELATED DUE PERIOD	64,938.12
	(B	)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	69,498.32
	(C	)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	3,358.91
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A	)	SECTION 5.04 (b)	0.00
	(B	)	SECTION 5.04 (c)	0.00
	(C	)	SECTION 5.04 (d)(ii)	0.00
	(D	)	SECTION 5.04 (e)	0.00
	(E	)	SECTION 5.04 (f)	64,381.82
17.	(A	)	CLASS A REMITTANCE RATE	2.550%
	(B	)	CLASS M REMITTANCE RATE	3.070%
	(C	)	CLASS B REMITTANCE RATE	4.050%
18.	(A	)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B	)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00
19.	OTHER INFORMATION AS REQUESTED
	(A	)	LETTER OF CREDIT AVAILABLE AMOUNT	3,610,564.04
	(B	)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	5.46%
	(C	)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	5,009,286.07
	(D	)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b)(iii)	0.00

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment
Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated
February 28, 1999 pertaining to Series 1999 – 1 in preparing the accompanying
Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:

STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF APRIL 30, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1999-1	1 TO 29	12	3,645,181.01	1.798%	947,227.49	1.433%
	30 TO 59	6	1,127,850.03	0.556%	278,745.33	0.422%
	60 TO 89	3	1,392,372.40	0.687%	348,093.18	0.527%
	90 TO 179	8	3,947,658.64	1.948%	1,004,495.80	1.519%
	180 TO 719	30	11,522,802.11	5.685%	3,597,373.29	5.441%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	59	$21,635,864.19	10.674%	$6,175,935.09	9.342%

	OUTSTANDING	475	$202,689,590.42		$66,111,453.75

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to
Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each
Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		665	664	665	665
(iii)		—	—	—	6
(iv)		—	—	—	0
(v)		—	—	—	3
(x)(a, b & c)	(i)	1	2	2	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	2	2	2	2
(d, e & f)	(i)	9	9	9	9
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	1	1	1	1
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	11	11	11	10
(xii)		654	654	654	654

Page 6 of 7	Series 1999-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1